CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 6, 2003, in this Pre-effective Amendment No. 1 to the Registration Statement for Pebblebrook Fund, Inc. (SEC File Nos. 811-21297 and 333-103060) and to all references to our firm included in or made a part of this Amendment.

     /s/ McCurdy & Associates CPA’s, Inc.

     Westlake, Ohio

     May 6, 2003